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                                                                    Exhibit 21.1


        INTERNATIONAL COAL GROUP, INC. LIST OF SUBSIDIARIES

Name of Subsidiary                      Jurisdiction of Incorporation or
                                        Organization

ICG, LLC..........................      Delaware

ICG, Inc. ........................      Delaware

ICG Hazard, LLC ..................      Delaware

ICG Eastern, LLC .................      Delaware

ICG Knott County, LLC ............      Delaware

ICG East Kentucky, LLC ...........      Delaware

ICG ADDCAR Systems, LLC ..........      Delaware

ICG Illinois, LLC ................      Delaware

ICG Natural Resources, LLC .......      Delaware

ICG Eastern Land, LLC ............      Delaware

ICG Hazard Land, LLC .............      Delaware